UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
ALPINE IMMUNE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
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ALPINE IMMUNE SCIENCES, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
to be held June 13, 2019
To our Stockholders:
The 2019 Annual Meeting of Stockholders of Alpine Immune Sciences, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Thursday, June 13, 2019, at 1:30 p.m. Pacific Time, which means that you will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/ALPN2019. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect as Class I directors the two nominees named in the attached proxy statement;

2.	To approve the issuance of shares of common stock upon the exercise of warrants for purposes of Nasdaq Listing Rule 5635(b);

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The record date for the 2019 Annual Meeting is April 17, 2019. If you held our common stock at the close of business on that date, you are entitled to vote at the meeting. Additional information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Notice, our proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on your proxy card.
We appreciate your continued support and look forward to you joining our virtual meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Mitchell H. Gold
Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer

[•], 2019
Seattle, Washington

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2019 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

i

PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance	33
2018 Annual Report and SEC Filings	33

ii

ALPINE IMMUNE SCIENCES, INC.
201 Elliott Avenue West, Suite 230
Seattle, Washington 98119
PROXY STATEMENT
FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 13, 2019 at 1:30 p.m. Pacific Time
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the 2019 annual meeting of stockholders, or the Annual Meeting, to be held on Thursday, June 13, 2019 and for any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/ALPN2019 on June 13, 2019 at 1:30 p.m. Pacific Time. On or about April [•], 2019, we first mailed to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders.
GENERAL INFORMATION
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Who is Alpine Immune Sciences?
Our company is focused on discovering and developing innovative, protein-based immunotherapies targeting the immune synapse to treat cancer, autoimmune/inflammatory disorders, and other diseases. Our proprietary scientific platform uses a process known as directed evolution to convert native immune system proteins from the Immunoglobulin Super Family, or IgSF, into multi-targeted therapeutics potentially capable of modulating the human immune system.
Our lead program is ALPN-101, a dual ICOS and CD28 antagonist intended for the treatment of autoimmune and inflammatory diseases. Preclinical data have demonstrated potential efficacy in models of graft versus host disease, or GvHD, arthritis, inflammatory bowel disease, and multiple sclerosis. In January 2019, we initiated dosing in a Phase I healthy volunteer study. Our second program is ALPN-202, a dual PD-L1/CTLA-4 antagonist with PD-L1 dependent CD28 costimulation intended for the treatment of cancer. Preclinical data have demonstrated potential efficacy in tumor models with an immune stimulatory profile significantly different than PD-L1 checkpoint antagonism alone.
Based on these advancements and other preclinical data to date, our scientific platform has proven capable of identifying novel molecules - including single domains capable of modulating multiple targets. These molecules have demonstrated efficacy in in vitro as well as in vivo preclinical models. We believe therapeutics generated by our scientific platform have the potential to provide benefit in a broad range of immune system disorders.
What matters am I voting on?
You will be voting on:

•
the election as Class I directors of the two nominees named in this proxy statement, each to serve a three-year term as a member of our board of directors, until the 2022 annual meeting of stockholders, or until their successors are duly elected and qualified;

•	the approval of the issuance of shares of common stock upon the exercise of warrants issued in a private placement for purposes of Nasdaq Listing Rule 5635(b);

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2019; and

•	any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends that you vote your shares:

•	“FOR” the two nominees named in this proxy statement for election as Class I directors;

•	“FOR” the approval of the issuance by the Company of shares of common stock upon the exercise of warrants for purposes of Nasdaq Listing Rule 5635(b); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2019.
Who is entitled to vote at the Annual Meeting?
Only holders of our common stock as of the close of business on April 17, 2019, the record date, are entitled to receive notice of and to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were [•] shares of our common stock outstanding and entitled to vote, and there were [•] stockholders of record, which number does not include approximately [•] beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee.
Registered Stockholders or Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies, the individuals listed on the proxy card or to vote during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALPN2019.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares during the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How can I contact the transfer agent?
You can contact our transfer agent using the following information:

•	By regular mail at:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

•	By telephone at:
Toll Free: 1-800-937-5449
How do I vote?
You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the notice, proxy materials and our annual report to stockholders at www.proxyvote.com.

Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the corporate secretary of Alpine Immune Sciences, Inc., in writing, at the address listed on the front page; or

•	attending and voting, virtually via the Internet, during the Annual Meeting.
Attendance at the Annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
What is the effect of giving a proxy?
A proxy is your legal designation of another person to vote the stock you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.
Proxies are solicited by and on behalf of our board of directors, and our board has designated Mitchell H. Gold and Paul Rickey to serve as proxies for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder.
If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.
If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.
If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April [•], 2019, we first mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is a quorum — how many shares must be present or represented to conduct business at the Annual Meeting?
A quorum is the minimum number of shares required to be present in person or represented by proxy at the Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the Annual Meeting, either the chairperson of the meeting or the stockholders entitled to vote who are present at the meeting may adjourn the meeting to another date. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.
A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted, which is referred to as stockholder withholding, with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a broker non-vote, held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

If you are a beneficial owner, your broker or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, your broker or other nominee holder of record does not have discretionary authority to vote on the election of directors or the approval of the issuance of shares of common stock upon exercise of warrants for purposes of Nasdaq Listing Rule 5635(b) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these proposals. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors and the issuance of shares of common stock upon exercise of warrants for purposes of Nasdaq Listing Rule 5635(b) to your broker or other nominee.
How many votes are needed for approval of each matter?

•
Proposal No. 1 — Election of Class I Directors: The election of directors requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•
Proposal No. 2 — Issuance of shares of common stock upon the exercise of warrants : The issuance of shares of common stock upon the exercise of warrants issued in a private placement for purposes of Nasdaq Listing Rule 5635(b) must receive the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal to be approved. For Nasdaq purposes, Decheng Capital LLC shall not be entitled to vote either the shares of common stock or the shares of common stock underlying warrants issued to it in the January 2019 private placement.

•
Proposal No. 3 — Ratification of the Appointment of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2019 must receive the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal to be approved.

Abstentions are considered votes cast and thus, will not have an effect on Proposals 2 and 3.
With regard to Proposals 1 and 2, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Ratification of the selection of our independent registered public accounting firm is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes for this Proposal 3 are not expected; however, if any broker non-votes occur, they will not be counted as votes cast and will have no effect on the result of the vote.
How are proxies solicited for the Annual Meeting, and who will bear the cost of the solicitation of proxies?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the Annual Meeting will be borne by us. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alpine Immune Sciences, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same household. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This householding procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Alpine Immune Sciences, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us by telephone at (206) 788-4545 or at the following address:
Alpine Immune Sciences, Inc.
Attention: Investor Relations
201 Elliott Avenue West, Suite 230
Seattle, Washington 98119
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December [•], 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Alpine Immune Sciences, Inc.
Attention: Corporate Secretary
201 Elliott Avenue West, Suite 230
Seattle, Washington 98119
Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 14, 2020; and

•	not later than the close of business on March 15, 2020.
If we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2019 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; and

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Alpine Immune Sciences, Inc. at the address set forth above.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Attending the Annual Meeting
Our annual meeting will be held on Thursday, June 13, 2019 at 1:30 p.m. Pacific Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2019 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALPN2019. In order to vote or submit a question during the 2019 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ALPN2019 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors, which is currently composed of eight members. Six of our directors are “independent” under the Nasdaq listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until his successor is duly elected and qualified or until his death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of April 17, 2019.

	Class	Age	Position	Director Since(8)	Current Term Expires	Expiration of Term for Which Nominated
Nominees
Peter Thompson, M.D.(1)(2)	I	59	Director	2017	2019	2022
Paul Sekhri(2)(3)(7)	I	60	Director	2016	2019	2022
Continuing Directors
Mitchell H. Gold, M.D.	II	52	Executive Chairman and Chief Executive Officer	2017	2020	—
Jay Venkatesan, M.D.	II	47	President and Director	2017	2020	—
Xiangmin Cui, Ph.D.(4)(7)	II	50	Director	2019	2020	—
Robert Conway(4)(5)	III	65	Director	2015	2021	—
James N. Topper, M.D., Ph.D.(6)	III	57	Director	2017	2021	—
Christopher Peetz(3)	III	40	Director	2018	2021	—

(1)	Chairman of the nominating and corporate governance committee.

(2)	Member of the compensation committee.

(3)	Member of the audit committee.

(4)	Member of the nominating and corporate governance committee.

(5)	Chairman of the audit committee.

(6)	Chairman of the compensation committee.

(7)	Effective January 18, 2019, Dr. Cui joined our board of directors and effective March 26, 2019, Dr. Cui replaced Mr. Sekhri as a member of the nominating and corporate governance committee.

(8)	Represents first year of service on the board of directors of Nivalis Therapeutics, Inc., renamed as Alpine Immune Sciences, Inc. in July 2017.
Nominees for Director
Peter Thompson, M.D. has served as a member of our board of directors since the completion of the merger of Nivalis Therapeutics, Inc. (which we refer to as Nivalis) and Alpine Immune Sciences, Inc. (which we refer to as Private Alpine) in July 2017 and previously served as a member of the board of directors of Private Alpine since June 2016. Dr. Thompson currently serves as a private equity partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he has also served as venture partner since joining in September 2010. Dr. Thompson is a co-founder of and has served as a member of the board of directors of Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS) since December 2014. Dr. Thompson also served as a director of Adaptimmune Therapeutics plc (Nasdaq: ADAP), a biopharmaceutical company, from 2014 until July 2018 and also currently serves on the boards of directors of several private companies. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the chief executive officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. Dr. Thompson previously held executive positions at Chiron Corporation and Becton Dickinson and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.
We believe that Dr. Thompson’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.
Paul Sekhri has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Nivalis since February 2016. Mr. Sekhri is the president and chief executive officer of eGenesis, Inc., a private life sciences company. Before Mr. Sekhri joined eGenesis, he was the president and chief executive officer of Lycera Corp., a private biopharmaceutical company from February 2015 through January 2019. Prior to this position, he served as senior vice president, integrated care, for Sanofi from April 2014 through January 2015, and as group executive vice president, global business development and chief strategy officer for Teva Pharmaceutical Industries, Ltd. from March 2013 to March 2014. Prior to joining Teva, Mr. Sekhri spent five years from January 2009 to February 2013, as operating partner and head of the biotechnology operating group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009 Mr. Sekhri was founder, president, and chief executive officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was president and chief business officer of ARIAD Pharmaceuticals, Inc. Previously, Mr. Sekhri spent four years at Novartis, as senior vice president, and head of global search and evaluation, business development and licensing for Novartis Pharma AG.
Mr. Sekhri has been a director on more than 24 private and public company boards, and is currently a member of the board of directors of Veeva Systems Inc. Mr. Sekhri is also the chairman of the board of Pharming N.V., Petra Pharma, Inc., Topas Therapeutics GmbH, and Compugen Ltd. Additionally, he serves on several non-profit boards including the BioExec Institute, Inc., the TB Alliance, Young Concert Artists, Inc., The English Concert in America (TECA), and the Caramoor Center for Music and the Arts. Mr. Sekhri also served as a member of the board of trustees of Carnegie Hall from 2010 to 2012, where he is now an active member of their Patrons Council.
We believe that Mr. Sekhri’s extensive experience in operational and strategic drug development and his outstanding reputation and expertise in the biomedical community give him the qualifications and skills to serve as a director on our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
Class II Directors continuing in Office until the 2020 Annual Meeting of Stockholders
Mitchell H. Gold, M.D. has served as our executive chairman, chief executive officer and a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as Private Alpine’s chief executive officer since June 2016 and as Alpine’s executive chairman and member of Private Alpine’s board of directors since January 2015. Prior to co-founding Private Alpine, Dr. Gold was Chairman and Founder of Alpine Biosciences, a privately-held biotech company, from 2012 to 2014. From 2001 to 2012, Dr. Gold served in a variety of roles with Dendreon Corporation (which was acquired by Valeant Pharmaceuticals International, Inc. through an asset purchase agreement), including President, Chief Executive Officer, and Chairman of the board of directors. Earlier in his career, Dr. Gold served as Vice President of Business Development at Data Critical from 2000 to 2001. From 1995 to 2000, Dr. Gold was President and Chief Executive Officer of Elixis Corporation. Dr. Gold is currently a Managing Partner at Alpine BioVentures. Dr. Gold holds an M.D. from Rush Medical College of Rush University Medical Center and a B.S. in Biology from the University of Wisconsin.
We believe that Dr. Gold possesses specific attributes that qualify him to serve as a member of our board of directors, including more than 20 years of experience in senior executive management roles with both early stage and public biopharmaceutical companies.
Jay Venkatesan, M.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017, served as our president from July 2017 to August 2018 and previously served as Private Alpine’s chief executive officer from November 2015 to June 2016 and Private Alpine’s president in June 2016. Dr. Venkatesan also served as a member of Private Alpine’s board of directors since November 2015. Since May 2018, Dr. Venkatesan has served as chief executive officer and a member of the board of directors of Angion Biomedica, Inc., a private pharmaceutical company. Prior to joining Private Alpine, Dr. Venkatesan was the executive vice president and general manager of Oncothyreon, Inc. (now Cascadian Therapeutics, which was acquired by Seattle Genetics, Inc. in March 2018) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and chief executive officer. Previously, Dr. Venkatesan was the founder, portfolio manager, and managing director of Ayer Capital Management, a global healthcare equity fund from 2008 to 2013. Prior to that, he was a director at Brookside Capital Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. Dr. Venkatesan is currently a managing partner at Alpine BioVentures. In addition, Dr. Venkatesan currently serves on the board of directors of Transplant Genomics, CellBioTherapy, and Exicure Therapeutics. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College.
We believe that Dr. Venkatesan possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.
Xiangmin Cui, Ph.D. has served as a member of our board of directors since January 2019. Dr. Cui has served as managing director of Decheng Capital, an investment firm focused on life sciences companies, since he founded the firm in 2011. Prior to founding Decheng, Dr. Cui was an investment partner at Bay City Capital, an international life science venture capital firm in San Francisco. Dr. Cui was previously director of strategic investment for the Southern Research Institute, a not-for-profit research organization. Prior to that, Dr. Cui co-founded Pan Pacific Pharmaceuticals and Hucon Biopharmaceuticals, where he led efforts in discovery and development of several key technologies in the fields of oncology, cardiology, infectious and inflammatory diseases. Dr. Cui has served as a member of the board of directors of ARMO BioSciences, Inc., a publicly-traded immuno-oncology company acquired by Eli Lilly and Company in May 2018, from August 2017 to May 2018, and also currently serves on the boards of directors of several private companies. Dr. Cui holds a Ph.D. in Cancer Biology from Stanford University and a BS and MS in Molecular Biology from Peking University.
We believe that Dr. Cui’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors. Dr. Cui was appointed to the Board pursuant to the terms of the securities purchase agreement for the January 2019 private placement.

Class III Directors continuing in Office until the 2021 Annual Meeting of Stockholders
Robert Conway has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Nivalis since April 2015. From 1999 to 2012, Mr. Conway served as the chief executive officer and member of the board of directors of Array BioPharma (Nasdaq: ARRY), a publicly traded biopharmaceutical company. Prior to joining Array, Mr. Conway was the chief operating officer and executive vice president of Hill Top Research, from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. (NYSE: GLW), including corporate vice president and general manager of Corning Hazleton, a contract research organization. Since 2013, Mr. Conway has served on the board of directors of ARCA BioPharma (Nasdaq: ABIO), a publicly traded biopharmaceutical company, and was elected Chairman in June 2014. From 2004 to 2013, Mr. Conway served on the boards of directors of PRA International (Nasdaq: PRAH), which was a public company for a portion of his tenure there, and Bracket Corp., a private company. Mr. Conway has also served on the boards of directors of Bracket, Inc. and ClinOne, Inc., private clinical technology companies, since March 2017 and November 2018, respectively. In addition, Mr. Conway is a member of the strategic advisory committee of Genstar Capital. Mr. Conway received a B.S. in accounting from Marquette University in 1976. We believe that Mr. Conway’s experience and expertise in the pharmaceutical industry, pharmaceutical development and clinical trials, and corporate finance, governance, accounting and public company compliance give him the qualifications and skills to serve on our board of directors.
James N. Topper, M.D., Ph.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Private Alpine since June 2016. Dr. Topper has been a partner with Frazier Healthcare Partners since August 2003, serving as general partner since 2005. Before joining Frazier Healthcare Partners, Dr. Topper served as head of the cardiovascular research and development division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 to 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the vice president of biology at COR from 1999 to 2002. Dr. Topper currently serves as a member of the board of directors of AnaptysBio, Inc. (Nasdaq: ANAB), Allena Pharmaceuticals (Nasdaq: ALNA), Aptinyx, Inc. (Nasdaq: APTX) and Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX) and has served on numerous other boards of directors, including Sierra Oncology, Inc. (formerly ProNai) (Nasdaq: SRRA), Amicus Therapeutics, Inc. (Nasdaq: FOLD), Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), and La Jolla Pharmaceutical Company (Nasdaq: LJPC). Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan. We believe that Dr. Topper’s experience overseeing Frazier Healthcare Partners’ investments in biotechnology, his experience in senior management positions, and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on our board of directors.
Christopher Peetz has served as a member of our board of directors since April 2018. Mr. Peetz has been the chief executive officer of Mirium Pharmaceuticals, Inc. since March 2019 and its president since November 2018. He has also served as the chief executive officer of Flashlight Therapeutics, Inc. and an entrepreneur-in-residence at Frazier Healthcare Partners since May 2017. He served as chief financial officer and head of corporate development at Tobira Therapeutics, Inc., a publicly-traded biotechnology company acquired by Allergan plc in November 2016, from May 2014 to December 2016. Prior to joining Tobira Therapeutics, Mr. Peetz served as vice president, finance & corporate development of Jennerex Biotherapeutics, a private biopharmaceutical company. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc. (now Amgen), including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis. We believe Mr. Peetz’ experience in senior management positions in both business and finance and his experience supporting various corporate and financing transactions provide him with the qualifications and skills to serve on our board of directors.
Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any such director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each current director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that (1) none of our current directors, except for Drs. Gold and Venkatesan, have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of the Nasdaq. The board of directors also determined that Messrs. Conway (chairman), Sekhri and Peetz, who comprise our audit committee, Drs. Topper (chairman) and Thompson and Mr. Sekhri, who comprise our compensation committee, and Drs. Thompson (chairman) and

Cui and Mr. Conway, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of Nasdaq.
Board Leadership Structure
Our board of directors believes that having a combined chairman and chief executive officer, along with a lead independent director, is the appropriate leadership structure for us at this point in our company’s development. We believe that this structure provides appropriate leadership and oversight of our company and facilitates effective functioning of both management and the board. Our corporate governance guidelines are posted on our website at https://ir.alpineimmunesciences.com/governance.
Board Meetings
During the fiscal year ended December 31, 2018, our board of directors held five meetings. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member.
In order to promote open discussion among independent directors, our board of directors has a policy of holding regular executive sessions of non-management directors during each regularly scheduled board meeting and an executive session including only independent directors at least once each year (and at such other times as requested by an independent director). The chair of the nominating and corporate governance committee presides at executive sessions of independent directors.
Attendance of Directors at Annual Meetings of Stockholders
Pursuant to our corporate governance guidelines, absent unusual circumstances, each director is expected to attend the annual meeting of stockholders. Five of our directors attended our 2018 annual meeting of stockholders.
Board Committees
Our board of directors has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The nominating and corporate governance committee and the board of directors evaluate committee membership at least annually. Our board of directors may from time to time establish other committees.
Audit Committee
The responsibilities of the audit committee include, but are not limited to, the following:

•	meeting with our independent auditors, our management team and such other personnel as it deems appropriate to conduct and assist with certain audit committee functions;

•	overseeing our accounting and financial reporting processes and audits of its financial statements;

•
deciding whether to appoint, retain or terminate our independent auditors, including the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors;

•
reviewing and discussing with management and our independent auditors the financial statements, including certain disclosures, addressing any issues encountered in the course of the audit work, and evaluating the performance of our independent auditors;

•	discussing with management our earnings press releases, financial information and any earnings guidance provided to analysts and ratings agencies;

•	discussing with management and the internal auditors (if any) our disclosure controls, internal accounting and financial controls and accounting policies and practices;

•	discussing with management any outsourcing of the internal audit function (if any), including selection of vendor, fees paid and areas to be audited;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding certain accounting or audit matters;

•	establishing policies governing the hiring by us of any current or former employee of our independent auditors;

•	reviewing our compliance with applicable laws and regulations and to review and oversee our policies and procedures designed to promote and monitor regulatory compliance;

•	obtaining assurance from the independent auditors that the audit of the financial statements was conducted in a manner consistent with Section 10A of the Exchange Act;

•	reviewing, approving and overseeing transactions between us and any related person and any other potential conflict of interest situation;

•	administering our Whistleblower and Non-Retaliation Policy and responding to and resolving related complaints or concerns;

•	overseeing portions of our Code of Business Conduct and Ethics as designated by our board of directors;

•	providing our board of directors with the results of its monitoring and recommendations derived from its responsibilities;

•	reviewing and approving our investment policy;

•	providing the independent and internal auditors with access to the board of directors; and

•	producing the report required to be prepared for inclusion in our annual proxy statement.
Since April 2018 the audit committee has been composed of three directors: Messrs. Conway (chairman), Peetz and Sekhri. From the completion of the merger of Nivalis and Private Alpine in July 2017 until April 2018 the committee was composed of three directors: Messrs. Conway (chairman) and Sekhri and Dr. Topper. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee met four times during 2018. The audit committee also meets periodically with our outside auditors without management present, at such times as it deems appropriate. Our board of directors has adopted a written charter for the audit committee in compliance with the applicable rules of the SEC and the Nasdaq listing standards and which is available on our website at https://ir.alpineimmunesciences.com/governance.
Compensation Committee
The compensation committee acts on behalf of the board of directors to review, adopt and oversee our compensation strategy, policies, plans and programs, and its responsibilities include the following:

•	setting our compensation strategy and policies for our executive officers and directors;

•
reviewing and approving our corporate goals and objectives relative to the compensation of our executive officers’ and evaluating the executive officers’ performance in light of those goals and objectives;

•
reviewing and making recommendations to our board of directors regarding the base salary, the annual and long-term incentive opportunity and level and related goals and any supplemental benefits or prerequisites for our executive officers;

•
reviewing and making recommendations to our board of directors regarding employment arrangements, severance arrangements, change in control arrangements, and other similar arrangements for executive officers;

•	reviewing and making recommendations to our board of directors regarding compensation plans for directors, executive officers and other officers;

•	granting equity awards under our equity-based compensation plans, with limited authority to delegate such functions;

•	reviewing and discussing certain risk incentives related to incentive compensation granted to our executive officers;

•	discussing and reviewing whether the incentive compensation arrangements for our executive officers promote appropriate approaches to the management and mitigation of risk;

•	overseeing and assisting in the production of select portions of our proxy statements and annual reports related to compensation;

•	reviewing director and committee member compensation;

•	considering and recommending to the board of directors the frequency of the advisory vote on executive compensation; and

•	authorizing share repurchases from terminated service providers.
The compensation committee is composed of three directors: Drs. Topper (chairman) and Thompson and Mr. Sekhri. Our board of directors has affirmatively determined that all members of the compensation committee are independent, as independence is currently defined in the Nasdaq listing standards. The compensation committee met two times during the 2018 fiscal year. The compensation committee has adopted a written charter that is available to stockholders on our website at https://ir.alpineimmunesciences.com/governance.

Nominating and Corporate Governance Committee
The purpose of our nominating and corporate governance committee will be to assist our board of directors in discharging its responsibilities relating to:

•
making recommendations to our board of directors regarding the qualifications, qualities, skills, expertise, characteristics, experience and other criteria required for members of our board of directors;

•	identifying, evaluating and recommending individuals as members of our board of directors;

•	making recommendations to our board of directors the nominees for submission to stockholders for approval at the time of the annual meeting of stockholders;

•	making recommendations to our board of directors regarding the members of our board of directors to serve as committee members and chairpersons of each of our committees of the board of directors; and

•	making recommendations to our board of directors regarding board composition, size, and leadership structure.
Since March 26, 2019, the nominating and corporate governance committee is composed of three directors, Drs. Thompson (chairman) and Cui and Mr.. Conway. From July 24, 2017 until March 26, 2019, the nominating and corporate governance committee was composed of Dr. Thompson (chairman) and Messrs. Conway and Sekhri. All members of the nominating and corporate governance committee in 2018 were independent (as currently defined in the Nasdaq listing standards). The nominating and corporate governance committee met two times during the 2018 fiscal year. Our board of directors has adopted a written charter for the nominating and corporate governance committee that is available to stockholders on our website at http://www.alpineimmunesciences.com.
The nominating and corporate governance committee selects as candidates for appointment or nomination to the board of directors, individuals of high personal and professional integrity and ability who can contribute to the board of directors’ effectiveness in serving the interests of our stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The nominating and corporate governance committee also considers diversity in professional experience and skill sets in identifying nominees for director. Our board of directors, along with the nominating and corporate governance committee, utilizes its own resources to identify qualified candidates that meet these criteria to join our board of directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm may be paid a fee.
The nominating and corporate governance committee has not established a procedure for considering nominees for directors nominated by our stockholders, but intends to evaluate candidates nominated by stockholders in the same manner as other candidates. Our board of directors and nominating and corporate governance committee believe that they can identify appropriate candidates for our board of directors. If deemed appropriate, we may also engage a professional search firm to assist in the identification of candidates for our board of directors.
Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our amended and restated bylaws.
The responsibilities of the nominating and corporate governance committee relating to corporate governance include, but are not limited to, the following:

•	developing and recommending to our board of directors the governance principles applicable to us;

•	overseeing compliance with our Corporate Governance Guidelines and recommending proposed changes, if appropriate;

•	reviewing and assessing the effectiveness of our compliance programs;

•	considering and making recommendations regarding resignation offered by a member of our board of directors;

•	identify and make recommendations regarding the selection and approval of vacancies on our board of directors;

•	developing and recommending independence standards applicable to our board of directors;

•	overseeing orientation and continuing education for our board of directors;

•	developing procedures for stockholders and other interested parties to communicate with our board of directors; and

•	overseeing the succession planning process for management.
Additional responsibilities of the nominating and corporate governance committee include, but are not limited to, the following:

•	developing, administering and overseeing an annual performance review of our board of directors; and

•	working with other committees of our board of directors to ensure effective and consistent processes for annual committee performance evaluations.

Considerations in Evaluating Director Nominees
Our board of directors has adopted a process for identifying and evaluating director nominees. Before recommending an individual to the board of directors for board membership, the nominating and corporate governance committee confers with its members, other directors and our management team for potential candidates for the board. The nominating and corporate governance committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The nominating and corporate governance committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our Corporate Secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The nominating and corporate governance committee keeps the board of directors apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made.
We seek to align board composition with our strategic direction so that members of our board of directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Although the board of directors has not adopted a fixed set of minimum qualifications for candidates for board membership, the nominating and corporate governance committee generally considers several factors in its evaluation of a potential member, which include integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in the pharmaceutical, biotechnology or related industries, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in our core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, we strive to maintain a board of directors that reflects a diversity of experience and personal background. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall contributions to the company and the board of directors during their terms, including level of attendance, level of participation and contribution to the board of directors’ responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the board of directors by majority vote.
Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee addressed to the Corporate Secretary, between 90 and 120 days before the one-year anniversary date of our last annual meeting of Stockholders. Recommendations must include information required by our bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the recommending stockholder is a beneficial or record owner of our stock, other information that would be required to be disclosed in a proxy statement filed by us in connection with an Annual Meeting of stockholders, and any other information we may require to verify the independence of the proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In 2018, the nominating and corporate governance committee did not pay any fees to assist in the process of identifying or evaluating director candidates.
Stockholder and Interested Party Communications with the Board of Directors
Stockholders and interested parties wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: Alpine Immune Sciences, Inc., Attention: Corporate Secretary, 201 Elliott Avenue West, Suite 230, Seattle, Washington 98119. All such stockholder communications will be forwarded to the appropriate committee of the board of directors or non-management director.

Corporate Governance Guidelines
Our board of directors has adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business and affairs of Alpine Immune Sciences in accordance with its fiduciary responsibilities. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance.
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest. In accordance with our code of conduct, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, our board of directors has adopted separate policies and procedures concerning the receipt and investigation of complaints relating to accounting, internal accounting controls or auditing matters, which are administered by our audit committee. Our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.
Risk Management
Our board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by our board committees. Our audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our consolidated financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and internal audit (if applicable) functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. Our nominating and corporate governance committee assists our board of directors with its responsibility of overseeing the management associated with board organization, membership and structure, as well as corporate governance. Our compensation committee assists the boards of directors by assessing risks created by incentives inherent in our compensation policies.
In addition, our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.
Non-Employee Director Compensation
Directors who are also our employees receive no additional compensation for their service as a director. Compensation for Dr. Gold, who serves as our chief executive officer, is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board.

2018 Director Compensation Table
The following table shows for the fiscal year ended December 31, 2018 certain information with respect to the compensation of our non-employee directors who served on our board of directors during any part of 2018.

Name	Fees Earned or paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert Conway(2)	53,750	56,619	110,369
Peter Thompson, M.D.(3)	47,500	56,619	104,119
James N. Topper, M.D., Ph.D.(4)	48,750	56,619	105,369
Paul Sekhri(5)	51,250	56,619	107,869
Christopher Peetz(6)	29,657	38,553	68,210
Jay Venkatesan, M.D.(7)	14,076	184,320	198,396

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718.

(2)	As of December 31, 2018, Mr. Conway held outstanding options to purchase 15,505 shares of common stock.

(3)	As of December 31, 2018, Dr. Thompson held outstanding options to purchase 7,650 shares of common stock.

(4)	As of December 31, 2018, Dr. Topper held outstanding options to purchase 7,650 shares of common stock.

(5)	As of December 31, 2018, Mr. Sekhri held outstanding options to purchase 13,593 shares of commons stock.

(6)	As of December 31, 2018, Mr. Peetz held outstanding options to purchase 7,650 shares of common stock.

(7)
As of December 31, 2018, Dr. Venkatesan held outstanding options to purchase 115,063 shares of common stock. Dr. Venkatesan served as our president until August 2018 and did not receive or earn any fees during that time. The amount shown in the “Fees Earned or paid in Cash ($)” column excludes cash compensation of $71,731 paid to Dr. Venkatesan in 2018 while Dr. Venkatesan was serving as our president. The amount shown in the “Option Awards” column includes the aggregate grant date fair value of the stock options granted while Dr. Venkatesan was serving as our president.

Director Compensation Policy
In July 2015, our board of directors approved a director compensation policy for our non-employee directors that became effective following our initial public offering and which was most recently amended in March 2019. For purposes of the policy, the board of directors classified each director into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors will receive compensation under the director compensation policy. Non-employee directors will receive compensation in the form of equity and cash under the director compensation policy, as described below. We believe our non-employee director compensation program provides reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors.
Non-employee directors receive an initial stock option grant to purchase shares of our common stock upon appointment or election to the board of directors. Pursuant to the March 2019 amendments to the policy, the size of the initial stock option grant was increased from 7,650 shares to 15,000 shares and the annual retainer for board membership was increased from $35,000 to $40,000. Non-employee directors also receive on an annual basis, an additional stock option grant to purchase 7,650 shares. These annual grants occur on the first trading day in January of each year. All options are expected to have an exercise price equal to the closing price of our common stock as reported by Nasdaq on the date of grant subject to vesting in 36 equal monthly installments over a three-year period from the grant date for initial option grants, or in 12 equal monthly installments over a 12-month period from the grant date for annual stock option grants, subject to further evaluation by the compensation committee. On a change in control, all outstanding, unvested options held by non-employee directors are expected to vest in full.

Each non-employee director is eligible to receive the following cash annual retainer, which will be paid quarterly in arrears on a prorated basis.

Annual retainer for board membership	$40,000
Annual retainer for board chairperson	25,000
Annual retainer for audit committee chairperson	15,000
Annual retainer for audit committee member	7,500
Annual retainer for compensation committee chairperson	10,000
Annual retainer for compensation committee member	5,000
Annual retainer for nominating and corporate governance committee chairperson	7,500
Annual retainer for nominating and corporate governance committee member	3,750

PROPOSAL NO. 2
PROPOSAL NO. 2 STOCKHOLDER APPROVAL OF ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS FOR PURPOSES OF NASDAQ LISTING RULE 5635(B)
Background

On January 15, 2019, we entered into a securities purchase agreement, or the Purchase Agreement, for a private placement with a select group of institutional investors, including Decheng Capital LLC, or Decheng, and other accredited investors, which we collectively refer to as the Purchasers. Pursuant to the securities purchase agreement, the Purchasers purchased 4,706,700 units, or Units, representing (1) 4,706,700 shares of our common stock, par value $0.001 per share, or the Shares, and (2) warrants, or the Warrants, to purchase up to an aggregate of 1,835,610 shares of common stock at an exercise price of $12.74 per share, subject to adjustments as provided under the terms of the Warrants. The purchase price for each Unit was $5.37, for an aggregate purchase price of approximately $25.3 million. The closing of the purchase and sale of the securities occurred on January 18, 2019.

The Warrants were immediately exercisable upon issuance and expire on the fifth anniversary of the date of issuance. The Warrants issued to Decheng are subject to an ownership limitation, or the Beneficial Ownership Limitation, such that the Warrants issued to Decheng are not exercisable to the extent necessary to ensure that, following any such proposed exercise by Decheng, the total number of shares of common stock then beneficially owned by Decheng and its affiliates would not exceed 19.99%. Until approval of our stockholders is obtained, the Beneficial Ownership Limitation will continue to apply to the Warrants held by Decheng.

In connection with the entry into the Purchase Agreement, we also entered into a registration rights agreement, or the Registration Rights Agreement, with the Purchasers requiring us to register the resale of the Shares and the shares issuable upon exercise of the Warrants. We filed a Registration Statement on Form S-1 (File No. 333-230365), or the Registration Statement, with the Securities and Exchange Commission, or the SEC, on March 18, 2019 to register the resale of up to 6,542,310 shares of our common stock. On April 4, 2019, the Registration Statement was declared effective by the SEC.

Pursuant to the terms of the Purchase Agreement, for so long as funds affiliated with Decheng beneficially own 8% or more in the aggregate of our issued and outstanding common stock (excluding any shares of common stock issuable upon the exercise of the remaining, unexercised portion of Warrants held by Decheng), Decheng will be entitled to nominate one member of our board of directors, and we will take all necessary actions to nominate such director at each meeting of stockholders where such nominee is up for re-election. In connection with the closing of the January 2019 private placement, Dr. Xiangmin Cui was appointed to our board of directors as a Class II director.

The securities issued pursuant to the Purchase Agreement were issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933, as amended.
Reasons for Requesting Stockholder Approval

Our common stock is listed on the Nasdaq Global Market and, therefore, we are subject to the rules, or the Nasdaq Listing Rules, promulgated by The Nasdaq Stock Market LLC. Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power of an issuer would be the largest ownership position of the issuer.

Assuming the full exercise of the Warrants held by Decheng, Decheng would hold approximately 22.2% of our outstanding common stock (based on 18,561,029 shares of common stock outstanding as of March 31, 2019). We are seeking your approval of this Proposal No. 2 in order to satisfy the requirements of Nasdaq Listing Rule 5635(b) with respect to the issuance of the common stock upon exercise of the Warrants held by Decheng. If approved, the Beneficial Ownership Limitation will not apply to the Warrants held by Decheng and such Warrants would therefore be immediately exercisable by Decheng.

The Purchase Agreement also requires us to submit this Proposal No. 2 to our stockholders at this meeting. Approval of this Proposal No. 2 will constitute approval pursuant to the Nasdaq Listing Rule 5635(b), to the extent that the issuance of the shares of common stock issuable upon exercise of the Warrants held by Decheng may be deemed to result in a change of control of us. The information set forth in this Proposal No. 2 is qualified in its entirety by reference to the actual terms of the Purchase

Agreement, the Registration Rights Agreement and the form of Warrant filed as exhibits to our Current Report on Form 8-K filed with the SEC on January 16, 2019. Stockholders are urged to carefully read these documents.
Possible Effects if Proposal No. 2 is Not Approved

If Proposal No. 2 is not approved by our stockholders, then 553,953 shares subject to Warrants held by Decheng will not be exercisable due to the Beneficial Ownership Limitation, based on 18,561,029 shares outstanding as of March 31, 2019.

Our board of directors is not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement. The issuance and sale of the Units has already occurred and the Purchase Agreement and related agreements are binding obligations on us. The Shares and the Warrants will continue to be outstanding, and the terms of the Warrants will remain outstanding obligations of ours in favor of the holders of such securities. The failure of our stockholders to approve this Proposal No. 2 will mean that we cannot issue all the shares of common stock issuable upon the full exercise of the Warrants held by Decheng if the Beneficial Ownership Limitation would be exceed. Pursuant to the terms of the Purchase Agreement, if this Proposal No. 2 is not approved by our stockholders, we will continue to seek stockholder approval to remove application of the Beneficial Ownership Limitation at each future annual meeting until such stockholder approval is obtained.
Recommendation and Vote

Pursuant to Nasdaq Listing Rule 5635, the affirmative vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on this proposal is required for stockholder approval of the proposal to approve the issuance of shares of the Company’s common stock upon the exercise of the Warrants held by Decheng without application of the Beneficial Ownership Limitation. Abstentions are not considered votes cast and therefore will not have an effect on the proposal. Brokers that do not receive instructions from the beneficial owners on this Proposal No. 2 will not have discretion to vote such shares, resulting in broker non-votes. Any such broker non-votes are not considered votes cast and will have no effect on the proposal.
Vote Required and Board Recommendation

The affirmative vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on this proposal is required for approval of this Proposal No. 2. In accordance with applicable Nasdaq rules, Decheng and its affiliates shall not be entitled to vote the shares of our common stock issued pursuant to the Purchase Agreement, including shares of common stock issued or issuable upon the exercise of Warrants held by Decheng, on this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF ISSUANCE OF SHARES UPON EXERCISE OF WARRANTS FOR PURPOSES OF NASDAQ LISTING RULE 5635(B).

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Ernst & Young LLP, or EY, independent registered public accountants, to audit our financial statements for the year ending December 31, 2019. EY also served as the independent registered accounting firm of Private Alpine, the accounting acquirer in the Merger.
During the year ended December 31, 2018, EY served as our independent registered public accounting firm.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and stockholders. At the 2019 Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2019. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of EY will be present at the 2019 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the appointment of EY, the audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
Services Rendered to the Company
The following table presents fees for professional audit services and other services rendered to our company by EY for the years ended December 31, 2018 and 2017.

	Year Ended December 31,
Fee Category	2018	2017
Audit fees(1)	$490,171	$494,210
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$490,171	$494,210

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.

Services Rendered to Private Alpine
The following table presents fees for professional audit services and other services rendered to Alpine by EY prior to the merger of Nivalis and Alpine for the year ended December 31, 2017.

Year Ended December 31,
Fee Category	2017
Audit fees(1)	$377,050
Audit-related fees	—
Tax fees	—
All other fees	—
Total fees	$377,050

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.

Auditor Independence
In 2018, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. All fees paid to EY for 2018 were pre-approved by our audit committee and all fees paid to EY for 2017 were pre-approved by our audit committee or board of directors. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL #3
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

REPORT OF THE AUDIT COMMITTEE
The audit committee of the board of directors is currently comprised of three independent directors and operates under a written charter, which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.
Since April 2018 the audit committee has been composed of three directors: Messrs. Conway (chairman), Peetz and Sekhri. From the completion of the merger of Nivalis and Alpine in July 2017 until April 2018 the committee was composed of three directors: Messrs. Conway (chairman) and Sekhri and Dr. Topper. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.
The audit committee met four times during 2018. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, Ernst & Young LLP. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2018 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.
The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF ALPINE IMMUNE SCIENCES, INC.
Robert Conway, Chairman
Paul Sekhri
Christopher Peetz
The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Alpine Immune Sciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions, and other biographical information as of April 17, 2019, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Mitchell H. Gold, M.D.	52	Executive Chairman and Chief Executive Officer
Mark Litton, Ph.D.	51	President and Chief Operating Officer
Stanford Peng, M.D., Ph.D.	48	Executive Vice President of Research and Development and Chief Medical Officer
Paul Rickey	40	Senior Vice President, Chief Financial Officer and Corporate Secretary
Dr. Gold’s biography can be found under “Class II Directors continuing in Office until the 2020 Annual Meeting of Stockholders.”
Mark Litton, Ph.D. has served as our president and chief operating officer since August 2018. Dr. Litton previously served as the chief business officer, treasurer and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly-traded biopharmaceutical company co-founded by Dr. Litton in 2004. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing and partnering numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc., currently Sirna Therapeutics, Inc., a biopharmaceutical company and wholly-owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc, currently GlaxoSmithKline plc, a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough, now Merck & Co., a publicly-traded pharmaceutical company. Dr. Litton holds a Ph.D. in Immunology from Stockholm University, an M.B.A. from Santa Clara University and a B.S. in Biochemistry from the University of California, Santa Cruz.
Stanford Peng has served as our executive vice president of research and development and chief medical officer since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as Private Alpine’s chief medical officer from September 2016 to February 2017 and as Private Alpine’s executive vice president of research and development and chief medical officer since February 2017. Prior to joining Private Alpine, Dr. Peng was chief medical officer and head of clinical development at Stemcentrx, providing strategic oversight of the company’s clinical and translational programs from 2015 to 2016. Previously, Dr. Peng was executive medical director at Seattle Genetics where he developed multiple programs for antibody-drug conjugates from 2014 to 2015. Earlier in his career, he directed translational research and auto-immune related clinical trials as head of the Rheumatology Clinical Research Unit at the Benaroya Research Institute from 2009 to 2014 and served as senior director, clinical research and exploratory development at Roche from 2005 to 2008. Between 2009 and 2014, Dr. Peng also served as member physician at Virginia Mason Medical Center. Dr. Peng served as an assistant professor at the Washington University School of Medicine from 2002 to 2005. From 2008 to 2009, Dr. Peng served as senior director at ARYx Therapeutics, Inc. (Nasdaq: ARYX). Dr. Peng received an M.D. and Ph.D. in biology from the Yale University School of Medicine and a B.A. in music and B.S. in biological sciences from Stanford University.
Paul Rickey has served as our senior vice president and chief financial officer since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as Private Alpine’s senior vice president and chief financial officer since April 2017. Mr. Rickey has also served as our corporate secretary since March 2019. Mr. Rickey served as chief financial officer of Sound Pharmaceuticals, overseeing finance, accounting and human resources. Before joining Sound Pharmaceuticals in 2016, Mr. Rickey was vice president of finance and administration of Immune Design Corp., (Nasdaq: IMDZ) a publicly traded biotechnology company, where he helped complete the company’s private offerings, initial public offering, and follow-on financing, and also oversaw the corporate development, accounting and human resource functions. Before joining Immune Design in 2009, Mr. Rickey was corporate controller of Northstar Neuroscience, a publicly-traded medical device company, where he managed the company’s finance and accounting groups following Northstar’s initial public offering. Prior to his role at Northstar Neuroscience, Mr. Rickey was the accounting manager for Mobliss, Inc., a mobile technology company that was sold to Index Corp., of Japan. Mr. Rickey started his finance career at Ernst & Young LLP. Mr. Rickey graduated from the University of Washington with a B.A. and Masters in Professional Accounting and is a certified public accountant, inactive.

EXECUTIVE COMPENSATION
Overview
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2017, the compensation committee retained Radford, a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of the compensation committee. The compensation committee engaged Radford to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers:

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)		Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mitchell H. Gold, M.D.	2018	400,000		512,630		130,000	3,060	1,045,690
Executive Chairman and Chief Executive Officer	2017	300,000	(4)	2,056,322		—	3,060	2,359,382
Mark Litton, Ph.D. (5)	2018	166,365		768,812	(6)	48,700	1,100	984,977
President and Chief Operating Officer
Stanford Peng, M.D., Ph.D.	2018	400,000		1,532,873		103,300	—	2,036,173
Executive Vice President of Research and Development and Chief Medical Officer	2017	375,000		171,010		—	—	546,010

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718.

(2)	Represents cash bonuses earned under our 2018 performance bonus plan, paid in 2019.

(3)	Represents parking expenses for Drs. Gold and Litton.

(4)	Excludes $37,000 paid in 2017, pursuant to the terms of a deferred salary arrangement.

(5)	Dr. Litton commenced employment with us on August 6, 2018.

(6)	Includes the probable value of $108,497 for Dr. Litton’s August 6, 2018 performance-based option award. The maximum value of such award is $216,993.
Executive Employment Arrangements
We entered into amended and restated executive employment agreements with each of Drs. Gold and Peng effective January 1, 2018 and an executive employment agreement with Dr. Litton on August 6, 2018. Pursuant to these agreements, the annual base salaries for Drs. Gold, Litton and Peng were $400,000, $410,000 and $400,000, respectively. In February 2019, the compensation committee approved adjusted salaries for Drs. Gold, Litton and Peng of $485,000, $415,000 and $425,000, respectively. Additionally, Drs. Gold, Litton and Peng are eligible to earn cash bonuses of up to 50%, 40% and 35%, respectively, of their base salary. The actual amount of such bonuses is tied to the achievement of various objectives for each year. Dr. Gold’s bonus is based solely on achievement of corporate objectives. The bonuses for Drs. Peng and Litton are based on 75% corporate objectives and 25% individual objectives. These agreements also provide for certain severance benefits upon the termination of employment or a change in control of the company pursuant to our Change in Control and Severance Policy, or the Severance Policy.
Pursuant to the Severance Policy, if we terminate the employment of any of Dr. Gold, Dr. Litton or Dr. Peng, each an Eligible Employee, other than for cause, death or disability, or the Eligible Employee resigns for good reason on or within 12 months following a change of control, then, subject to the Eligible Employee signing and not revoking a separation agreement and release of claims and continuing to adhere to the Eligible Employee’s non-competition, non-disclosure and invention assignment agreement, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	A lump-sum payment totaling 100% (or, in case of Dr. Gold, 150%) of the Eligible Employee’s applicable annual base salary.

•	A lump-sum payment equal to (1) 100% of the Eligible Employee’s applicable target annual bonus plus (2) a payment equal to the Eligible Employee’s pro-rated applicable target annual bonus.

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards will become vested and exercisable.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 12 months (or, in Dr. Gold’s case, 18 months).
Further, under the Severance Policy, if the Company terminates an Eligible Employee’s employment other than for cause, death or disability or such Eligible Employee resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	Continued payments totaling 75% (or, in Dr. Gold’s case, 100%) of the Eligible Employee’s applicable annual base salary over a period of 9 months (or in Dr. Gold’s case, 12 months).

•
100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards granted prior to the closing of the merger by and between Alpine Immune Sciences, Inc. and Nivalis Therapeutics, Inc. that would have otherwise vested during the 12-month period following the date of the Eligible Employee’s termination, and 0% in all other cases.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 9 months (or, in Dr. Gold’s case, 12 months).
Mitchell H. Gold. Alpine entered into an employment agreement with Dr. Gold in March 2017, which pre-dated the merger of Nivalis and Alpine. The agreement had no specific term and constituted at-will employment. Effective January 2017, Dr. Gold’s annual base salary was $300,000. Pursuant to the terms of the agreement, Dr. Gold was subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions. During his employment, Dr. Gold was eligible to participate in our applicable benefit plans and was eligible for paid vacation and sick leave, with levels determined by our board of directors, all upon the same terms as offered to other senior executives. Effective January 2018, we entered into an amended and restated executive employment agreement with Dr. Gold on the terms and conditions described above.
Mark Litton. We entered into an employment agreement with Dr. Litton in August 2018 on the terms and conditions described above. Dr. Litton was also granted an initial stock option grant of 150,000 shares and an additional stock option grant of 50,000 shares which vests upon satisfaction of certain performance goals determined by the board of directors or the compensation committee of the board of directors. Pursuant to the terms of the agreement, Dr. Litton is subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions.
Stanford Peng. Alpine entered into an employment agreement with Dr. Peng in August 2016. The agreement had no specific term and constituted at-will employment. Effective January 2017, Dr. Peng’s annual base salary was $375,000. Pursuant to the terms of the agreement, Dr. Peng was subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Effective January 2018, we entered into an amended and restated executive employment agreement with Dr. Peng on the terms and conditions described above.

Outstanding Equity Awards at December 31, 2018
The following table provides information regarding the equity awards outstanding at December 31, 2018 held by each of our NEOs.

			Option Awards
Name	Vesting Commencement Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mitchell H. Gold	01/16/2015	12/16/2015	48,914	2,328	—	(1)	0.45	12/15/2025
	01/20/2017	03/14/2017	144,051	156,573	—	(2)	0.65	03/13/2027
	01/20/2017	04/12/2017	100,113	108,803	—	(2)	5.02	04/11/2027
	01/02/2018	01/02/2018	—	70,000		(2)	11.31	01/01/2028
Mark Litton	08/06/2018	08/06/2018	—	150,000	—	(2)	6.81	08/05/2028
	08/06/2018	08/06/2018	—	—	50,000	(3)	6.81	08/05/2028
Stanford Peng	09/06/2016	09/22/2016	90,848	70,644	—	(2)	0.65	09/21/2026
	09/06/2016	03/14/2017	20,971	16,296	—	(2)	0.65	03/13/2027
	01/02/2018	01/02/2018	—	65,000	—	(2)	11.31	01/01/2028
	09/28/2018	09/28/2018	—	250,000	—	(4)	6.33	09/27/2028

(1)
One-half of the shares shall vest on May 16, 2016, and 1/32nd of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be fully vested and exercisable as of the 4-year anniversary of January 16, 2015.

(2)
1/4th of the shares will vest on the one-year anniversary of the vesting commencement date, and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be vested and exercisable as of the four-year anniversary of the vesting commencement date.

(3)	The shares underlying the option vest in two equal tranches upon satisfaction of certain performance goals determined by the board of directors or the compensation committee of the board of directors.

(4)
1/2 of the shares subject to the option become vested and exercisable on October 1, 2020 and the balance of the shares subject to the option become vested and exercisable on October 1, 2022, subject to continued service through each such date.

Equity Compensation Plan Information
The following table provides information as of December 31, 2018, with respect to the shares of our common stock that may be issued under existing equity compensation plans (shares in thousands):

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (1)
Equity compensation plans approved by security holders
Amended and Restated 2015 Stock Plan, as amended, or the 2015 Stock Plan	1,421,724	$3.50	—
2015 Equity Incentive Plan	530,548	$11.24	—
2018 Equity Incentive Plan	420,000	$6.43	496,530
Employee Stock Purchase Plan	—	N/A	45,211
Equity compensation plans not approved by security holders (2)	150,000	$6.81	—
Total	2,522,272	$5.81	541,741

(1)
Represents the number of securities remaining available for future issuance under the 2015 Equity Incentive Plan, the 2015 Stock Plan, the 2018 Equity Incentive Plan and the Employee Stock Purchase Plan. The number of shares available for issuance under the 2018 Equity Incentive Plan is subject to an annual increase on the first day of each year equal to the lesser of (a) 1,500,000 shares or (b) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (c) a lesser number of shares of common stock approved by the board of directors prior to January 1 of a given year.

(2)
Represents 150,000 shares of our common stock subject to the Stand-Alone Inducement Stock Option Grant for Mark Litton. This stock option was not approved by security holders pursuant to an exemption permitted under the rules of The Nasdaq Stock Market LLC.

401(k) Plan
We have adopted the WTIA 401(k) Multiple Employer Plan, maintained by Washington Technology Industry Association, which is a defined contribution retirement plan, in which all Alpine employees providing at least 20 hours of service a week are eligible to participate. This plan provides our eligible employees with an opportunity to save for retirement on a tax advantaged basis, and participants are able to defer a portion of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. We have not provided a discretionary company match to employee contributions during the periods presented. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Compensation Committee Interlocks and Insider Participation
Currently, the members of our compensation committee are Drs. Topper and Thompson and Mr. Sekhri. None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of Alpine Immune Sciences. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.
The percentage of beneficial ownership shown in the table is based upon 18,561,029 shares outstanding as of March 31, 2019.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we take into account shares of common stock issuable pursuant to stock options, warrants and restricted stock units that may be exercised or that are scheduled to vest on or before the 60th day after March 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Suite 230, Seattle, Washington 98119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Alpine Immunosciences, L.P.(1)	4,069,222	21.8%
OrbiMed Private Investments VI, LP(2)	3,816,206	20.4%
Decheng Capital China Life Sciences USD Fund III, L.P.(3)	3,846,418	19.99%
Frazier Life Sciences VIII, L.P.(4)	2,716,701	14.5%
Entities affiliated with BVF Partners L.P.(5)	1,201,718	6.5%
Directors and Executive Officers:
Mitchell H. Gold(6)	4,452,332	23.4%
Mark Litton(7)	25,000	*
Stanford Peng(8)	154,185	*
Jay Venkatesan(9)	4,219,857	22.5%
Peter Thompson(10)	3,826,406	20.4%
James N. Topper(11)	2,726,901	14.6%
Robert Conway(12)	33,055	*
Paul Sekhri(13)	16,143	*
Christopher Peetz (14)	5,312	*
Xiangmin Cui(15)	3,847,268	19.99%
All current directors and executive officers as a group (11 persons)(16)	15,291,059	75.1%

(*)	Less than one percent.

(1)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, Alpine BioVentures, GP, LLC, Mitchell H. Gold and Jay Venkatesan may be deemed to beneficially own 4,069,222 shares which are held by Alpine Immunosciences, L.P., including 74,441 shares issuable upon the exercise of warrants, which are exercisable within 60 days of March 31, 2019. Alpine BioVentures GP, LLC is the general partner of Alpine Immunosciences, L.P. Dr. Gold and Dr. Venkatesan are the Managing Partners of Alpine BioVentures GP, LLC.

Dr. Gold and Dr. Venkatesan are also limited partners of Alpine Immunosciences, L.P. By virtue of such relationships, Dr. Gold and Dr. Venkatesan may be deemed to have voting and investment power with respect to the shares held by Alpine Immunosciences, L.P. and as a result may be deemed to have beneficial ownership of such shares. Each of Dr. Gold and Dr. Venkatesan disclaims beneficial ownership of the shares held by Alpine Immunosciences, L.P., except to the extent of his pecuniary interest therein, if any. The address for Alpine Immunosciences, L.P. is 600 Stewart Street, Suite 1503, Seattle Washington 98101.

(2)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, OrbiMed Advisors LLC and OrbiMed Capital GP VI LLC may be deemed to beneficially own 3,816,206 shares which are held by OrbiMed Private Investments VI, LP, including 145,251 shares issuable upon the exercise of warrants, which are exercisable within 60 days of March 31, 2019. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VI. Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein share voting and investment power over the shares held by OrbiMed Private Investments VI, LP and as a result may be deemed to have beneficial ownership of such shares. Dr. Thompson, an employee of OrbiMed Advisors, may be deemed to have beneficial ownership of such shares. Each of GP VI, OrbiMed Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and Dr. Thompson disclaims beneficial ownership of the shares held by OrbiMed Private Investments VI, LP, except to the extent of its or his pecuniary interest therein, if any. The address for OrbiMed Private Investments VI, LP is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)
Decheng Capital Management III (Cayman), LLC (“Decheng Capital Management”) and Xiangmin Cui may be deemed to beneficially own 3,846,418 shares which are held by Decheng Capital China Life Sciences USD Fund III, L.P. (“Decheng”), including 680,683 shares issuable upon the exercise of a warrant that is exercisable within 60 days of March 31, 2019. Until approval of our stockholders is obtained, the warrants are not exercisable to the extent necessary to ensure that, following any such proposed exercise, the total number of shares of common stock then beneficially owned by such holder and its affiliates would not exceed 4.99%, or 19.99% for Decheng (the “Beneficial Ownership Limitation”). Excludes 553,953 shares subject to the warrant that is not exercisable within 60 days of March 31, 2019 due to the Beneficial Ownership Limitation, based on the number of shares outstanding as of March 31, 2019. Decheng Capital Management is the general partner of Decheng. Dr. Cui is the sole manager of Decheng Capital Management and may be deemed to have voting and investment power with respect to the shares held by Decheng and as a result may be deemed to have beneficial ownership of such shares. The address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.

(4)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, FHM Life Sciences VIII, L.P., FHM Life Sciences VIII, L.L.C., James Topper and Patrick J. Heron may be deemed to beneficially own 2,716,701 shares which are held by Frazier Life Sciences VIII, L.P., including 145,251 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 31, 2019. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P. and FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP. Dr. Topper and Patrick J. Heron are the sole members of FHM Life Sciences VIII, LLC and therefore share voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by Frazier Life Sciences VIII, L.P. except to the extent of their pecuniary interests in such shares, if any. The address for Frazier Life Sciences VIII, L.P. is 601 Union Street, Suite 3200, Seattle, Washington 98101.

(5)
According to a Schedule 13G filed on January 28, 2019 with the Securities and Exchange Commission, (i) Biotechnology Value Fund, L.P. (“BVF”) may be deemed to beneficially own 584,078 shares, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) may be deemed to beneficially own 460,853 shares, and (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) may be deemed to beneficially own 84,524 shares. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 84,524 shares held by Trading Fund OS. BVF Partners L.P. (“BVF Partners”), as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 1,201,718 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain BVF Partners managed account (“Partners Managed Account”), including 72,263 shares held in the Partners Managed Account. BVF Inc., as the general partner of BVF Partners, may be deemed to beneficially own the 1,201,718 shares beneficially owned by BVF Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,201,718 shares beneficially owned by BVF Inc. Excludes 217,875 shares subject to warrants held by BVF, BVF2 and Trading Fund OS that are not exercisable within 60 days of March 31, 2019 due to the Beneficial Ownership Limitation, based on the number of shares outstanding as of March 31, 2019. The address of each of BVF Inc., Partners, BVF, BVF2, Trading Fund OS, Partners OS and Mr. Lampert is 1 Sansome Street, 30th Floor, San Francisco, California 94104, USA.

(6)
Consists of (i) 11,292 shares of our common stock held directly by Dr. Gold, (ii) 371,818 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019, (iii) 3,994,781 shares of our common stock held directly by Alpine Immunosciences, L.P and (iv) 74,441 shares of our common stock issuable upon the exercise of warrants held by Alpine Immunosciences, L.P. which are exercisable within 60 days of March 31, 2019. Please see footnote 1 regarding Dr. Gold’s voting and investment power over the shares held by Alpine Immunosciences, L.P.

(7)	Consists of 25,000 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019.

(8)	Consist of 154,185 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019.

(9)
Consists of (i) 21,739 shares of our common stock held directly by Dr. Venkatesan, (ii) 37,266 shares of our common stock held in trust for the benefit of Dr. Venkatesan’s children, (iii) 91,630 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019, (iv) 3,994,781 shares of our common stock held directly by Alpine Immunosciences, L.P., and (v) 74,441 shares of our common stock issuable upon the exercise of warrants held by Alpine Immunosciences, L.P. which are exercisable within 60 days of March 31, 2019. Please see footnote 1 regarding Dr. Venkatesan’s voting and investment power over the shares held by Alpine Immunosciences, L.P.

(10)
Consists of (i) 10,200 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019, (ii) 3,670,955 shares of our common stock held directly by OrbiMed Private Investments VI, LP and (iii) 145,251 shares of our common stock issuable upon the exercise of warrants held by OrbiMed Private Investments VI, LP which are exercisable within 60 days of March 31, 2019. Please see footnote 2 regarding Dr. Thompson’s voting and investment power over the shares held by OrbiMed Private Investments VI, LP.

(11) Consists of (i) 10,200 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019, (ii) 2,571,450 shares of our common stock held directly by Frazier Life Sciences VIII, L.P. and (iii) 145,251 shares of our common stock issuable upon the exercise of warrants held by Frazier Life Sciences VIII, L.P. which are exercisable within 60 days of March 31, 2019. Please see footnote 4 regarding Dr. Topper’s voting and investment power over the shares held by Frazier Life Sciences VIII, L.P.
(12) Consists of 15,000 shares of our common stock held directly by Mr. Conway and 18,055 shares of our common stock issuable upon exercise of options within 60 days of March 31, 2019.

(13)	Consist of 16,143 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019.

(14)	Consist of 5,312 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019.

(15)
Consists of (i) 850 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019, (ii) 3,165,735 shares of our common stock held directly by Decheng Capital China Life Sciences USD Fund III, L.P. and (iii) 680,683 shares of our common stock issuable upon the exercise of warrants held by Decheng Capital China Life Sciences USD Fund III, L.P. which are exercisable within 60 days of March 31, 2019. Please see footnote 3 regarding Dr. Cui’s voting and investment power over the shares held by Decheng Capital China Life Sciences USD Fund III, L.P.

(16)
Includes only current directors and executive officers serving in such capacity as of March 31, 2019. Includes 757,215 shares of our common stock issuable upon the exercise of options within 60 days of March 31, 2019.

RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements discussed, when required, elsewhere in this report, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

In addition to the arrangements described below, we have also entered into the arrangements which are described under the captions “Executive Compensation — Employment Arrangements with Current Executive Officers” and “Executive Compensation — Employment Arrangements with Former Executive Officers.”
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written policy governing the review and approval of related party transactions. The audit committee of our board of directors has the primary responsibility for reviewing and approving or disapproving related party transactions, as designated in the audit committee charter. In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to his or her attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which an executive officer, a director or a related person has a direct or indirect material interest.
Affiliations with Principal Stockholders
Dr. Gold is an executive officer, and Dr. Venkatesan was an executive officer until August 2018. Each of Drs. Venkatesan and Gold is also a member of our board of directors and, in their individual capacities, a limited partner of Alpine Immunosciences, L.P., Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock. In addition, each of Drs. Venkatesan and Gold, in their individual capacities, is a Managing Partner of Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is the general partner of Alpine Immunosciences, L.P.
Dr. James N. Topper is a member of our board of directors and, in his individual capacity, is a managing member of FHM Life Sciences VIII, LLC, a Delaware limited liability company. FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP, a Delaware limited partnership. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P., a Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock.
Mr. Peetz is a member of our board of directors and, in his individual capacity, is an Entrepreneur-in-Residence at Frazier Healthcare Partners, which is an affiliate of Frazier Life Sciences VIII, L.P.
Dr. Peter Thompson is a member of our board of directors and, in his individual capacity, is an employee of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC. OrbiMed Capital GP VI LLC is the general partner of OrbiMed Private Investments VI, LP, which is a holder of more than 5% of our outstanding capital stock.
Dr. Xiangmin Cui is a member of our board of directors and, in his individual capacity, is the manager of Decheng Capital Management III (Cayman), LLC, which in turn is the general partner of Decheng Capital China Life Sciences USD Fund III, L.P. Decheng Capital China Life Sciences USD Fund III, L.P. is a holder of more than 5% of our outstanding capital stock.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and with each of our executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by applicable law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Alpine Immune Sciences. The agreements also provide for the advancement of expenses to the directors and executive officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional misconduct or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Indebtedness of Directors and Officers
None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.
Private Placement
On January 15, 2019, we entered into a securities purchase agreement in connection with the sale and issuance of 4,706,700 units for $5.37 per unit representing (i) 4,706,700 shares of our common stock and (ii) warrants to purchase an additional 1,835,610 shares of common stock for $12.74 per share, with each unit consisting of one share of common stock and a warrant to purchase 0.39 of a share of common stock.
The following table summarizes the purchases on January 18, 2019 of our securities by our 5% stockholders:

Name of Purchaser	Number of Shares of Common Stock Purchased	Number of Shares of Common Stock Subject to Warrants	Aggregate Purchase Price
Alpine Immunosciences, L.P.	190,875	74,441	$1,024,998.75
OrbiMed Private Investments VI, LP	372,439	145,251	$1,999,997.43
Frazier Life Sciences VIII, L.P.	372,439	145,251	$1,999,997.43
We also entered into a registration rights agreement requiring us to register the resale of the shares of common stock issued and issuable upon the exercise of warrants. We were required to prepare and file a registration statement with the Securities and Exchange Commission on the date on which we filed our Annual Report on Form 10-K for the year ended December 31, 2018. We filed our Annual Report on Form 10-K and a Registration Statement on Form S-1 on March 18, 2019, which Registration Statement was declared effective by the SEC on April 4, 2019.
Other Transactions
We have granted stock options to our NEOs, other executive officers and our directors.

OTHER MATTERS
Third Party Compensation of Directors
None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2018, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.
2018 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2018 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.alpineimmunesciences.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Seattle, Washington 98119. Copies of all exhibits to the annual report on Form 10-K for the year ended December 31, 2018 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Seattle, Washington 98119.
*    *    *
The board of directors does not know of any other matters to be presented at the 2019 Annual Meeting. If any additional matters are properly presented at the 2019 Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the 2019 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ALPINE IMMUNE SCIENCES, INC. 201 ELLIOTT AVENUE WEST
SUITE 230
SEATTLE, WA 98119
During The Meeting - Go to www.virtualshareholdermeeting.com/ALPN2019
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E46224-P07513                    KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — —  — — — — — — —  — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPINE IMMUNE SCIENCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	1. Election of Directors	☐	☐	☐
Nominees:
01) Peter Thompson, M.D.
02) Paul Sekhri
	The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
	2. To approve the issuance of shares upon exercise of warrants for purposes of Nasdaq Listing Rule 5635(b).					☐	☐	☐

	3. To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for the year ending December 31, 2019.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
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E46225-P07513

ALPINE IMMUNE SCIENCES, INC.
Annual Meeting of Stockholders
June 13, 2019 1:30 PM, PT
Via the Internet at www.virtualshareholdermeeting.com/ALPN2019
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell Gold and Paul Rickey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alpine Immune Sciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PT on June 13, 2019. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/ALPN2019 and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side